UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2017

WABCO HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33332	20-8481962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussée de la Hulpe 166, 1170 Brussels, Belgium 2770 Research Drive, Rochester Hills, Michigan		48309-3511
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 32-2-663-98-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

WABCO Holdings Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on August 16, 2017, which announced, among other things, the appointment of Alexander De Bock as the Interim Chief Financial Officer of the Company, effective October 1, 2017.

On October 25, 2017, the Compensation, Nominating and Governance Committee of the Company’s Board of Directors approved certain compensatory arrangements entered into with Mr. De Bock in connection with his appointment. These arrangements included: (i) an equity grant consisting of 1,674 restricted stock units (“RSUs”) with such RSUs vesting over three years and the total shares of the Company’s common stock subject to the RSUs having a fair market value on the date of grant of $250,000; (ii) a monthly bonus of €10,000 effective as of September 1, 2017 and paid each month during the interim tenure; and (iii) an additional monthly bonus of €7,000 effective as of September 1, 2017 payable at the end of the interim appointment.

No other changes were made to Mr. De Bock’s compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2017	WABCO HOLDINGS INC.
	By:	/S/ LISA BROWN
	Name:	Lisa Brown
	Title:	Chief Legal Officer & Secretary